OPPENHEIMER TRINITY GROWTH FUND

                                  EXHIBIT INDEX


Exhibit No.                Description

23(j)                      Independent Auditor's Consent



INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Trinity Growth Fund:

We consent to the use in this Registration Statement of Oppenheimer Trinity Growth Fund on Form N-1A of our report dated August 21, 2000, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement, and "Independent Auditors" appearing in the Statement of Additional Information.


KPMG LLP

Denver, Colorado
November 27, 2000


Jeffrey Burns
Vice President &
Assistant Counsel